                                                                      Exhibit 23

ACCOUNTANTS AND                                            GRANT THORNTON [LOGO]
MANAGEMENT CONSULTANTS
Grant Thornton LLP
The US Member Firm of
Grant Thornton International



                         CONSENT OF GRANT THORNTON LLP


We have issued our report dated May 3, 2000 (except for Note 16, as to which the date is June 5, 2000), accompanying the financial statements included in the Annual Report of Multi-Color Corporation on Form 10-K for the year ended March 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statement of Multi-Color Corporation on Form S-8.

/s/ Grant Thornton LLP

Cincinnati, Ohio
June 21, 2000